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                                                                    Exhibit 1.01

                                 TERMS AGREEMENT



                                                                    May 11, 1998



Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

         We understand that Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 6 1/4% Notes due May 15, 2003 (the "Securities"). Sub-ject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities as set forth opposite our respective names on the list attached hereto at 99.271% of the principal amount thereof. The Closing Date shall be May 14, 1998 at 9:00 a.m. at the offices of Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

         The Securities shall have the following terms:

         Title:                               6 1/4% Notes due May 15, 2003

         Maturity:                            May 15, 2003

         Interest Rate:                       6 1/4% per annum

         Interest Payment Dates:              May 15 and November 15,
                                                commencing November 15, 1998

         Regular Record Dates:                May 1 and November 1

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
         Initial Price To Public:              99.771% of the principal amount
                                               thereof plus accrued interest
                                               from May 14, 1998, to date of
                                               payment and delivery

         Redemption Provisions:                The Securities are not redeem
                                               able by the Company prior to
                                               maturity

         Trustee:                              The Chase Manhattan Bank

         Indenture:                            Indenture, dated as of January
                                               18, 1994, as supplemented by a
                                               First Supplemental Indenture,
                                               dated as of November 28, 1997


              All the provisions contained in the document entitled "Salomon Smith Barney Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated December 1, 1997 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

              Basic Provisions varied with respect to this Terms Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Under writers hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on May 14, 1998 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 333-38931), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "Registration Statements on Form S-3 (File Nos. 333-38931 and 333-01807), including a prospectus, relating to the Securities have been prepared." In the tenth line of Section 2(a), delete "has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or

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         supplemented from time to time" and insert in lieu thereof "have been filed with the Commission and have become effective. Such registration statements and prospectus may have been amended or supplemented from time to time." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statements on Form S-3.

(C) Paragraph 4(j) of the Basic Provisions shall be amended and restated as follows: "The Company will not, without the consent of Salomon Brothers Inc, offer or sell, or publicly announce its intention to offer or sell, any debt securities denominated in the currency in which the Securities are denominated having a maturity of more than one year (except under prior contractual commitments or pursuant to bank credit agreements) during the period beginning the date of the Terms Agreement and ending the business day following the Closing Date."

              The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

              Robert H. Mundheim, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriters.

              Please accept this offer no later than 9:00 p.m. on May 11, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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              "We hereby accept your offer, set forth in the Terms Agreement, dated May 11, 1998, to purchase the Securities on the terms set forth therein."

                                          Very truly yours,


                                          SALOMON BROTHERS INC
                                          ABN AMRO INCORPORATED
                                          BANCAMERICA ROBERTSON STEPHENS
                                          BANC ONE CAPITAL MARKETS, INC.
                                          BEAR, STEARNS & CO. INC.
                                          CHASE SECURITIES INC.
                                          CITICORP SECURITIES, INC.
                                          FIRST UNION CAPITAL MARKETS,
                                              A DIVISION OF WHEAT FIRST
                                              SECURITIES, INC.
                                          HSBC SECURITIES, INC.
                                          LEHMAN BROTHERS INC.



                                          By SALOMON BROTHERS INC


                                          By:/s/Jane Wiest
                                             ----------------------------------
                                             Name:  Jane Wiest
                                             Title: Vice President


ACCEPTED:

SALOMON SMITH BARNEY HOLDINGS INC.



By:/s/Charles W. Scharf
   -------------------------------
   Name:  Charles W. Scharf
   Title:  Chief Financial Officer

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
Underwriters                                             Principal Amount
------------                                             ----------------
Salomon Brothers Inc                                       $ 50,000,000
ABN AMRO Incorporated                                        50,000,000
BancAmerica Robertson Stephens                               50,000,000
Banc One Capital Markets, Inc.                               50,000,000
Bear, Stearns & Co. Inc.                                     50,000,000
Chase Securities Inc.                                        50,000,000
Citicorp Securities, Inc.                                    50,000,000
First Union Capital Markets,
  a division of Wheat First Securities, Inc.                 50,000,000
HSBC Securities, Inc.                                        50,000,000
Lehman Brothers Inc.                                         50,000,000
                                                            -----------
                           Total                           $500,000,000

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